                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) October 15, 1997

                               IKON CAPITAL, INC.
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             (Exact name of registrant as specified in its charter)




          DELAWARE           File No. 0-20405       23-2493042
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          (State or other    (Commission File   (IRS Employer
          jurisdiction of    Number)            Identification
          incorporation)                        Number)


                     1738 Bass Road, Macon, Georgia  31210
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       Registrant's telephone number, including area code: (912) 471-2300
                                                           --------------


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events.
         ------------

     On October 15, 1997, the Registrant's parent, IKON Office Solutions, Inc. ("IKON"), issued a press release announcing its results for the quarter and year ended September 30, 1997.

     IKON's earnings per share from continuing operations for the fourth quarter were $0.35 per share, excluding transformation costs. IKON's revenues for the fourth quarter increased 24% over the same period last year to $1.4 billion, and income from continuing operations was $51.4 million, excluding transformation costs, up 3% from $50 million, excluding transformation costs, in the same period last year. Including approximately $28 million in transformation costs, net income for IKON's fourth quarter of fiscal 1997 was $33.0 million and earnings per share were $0.21.

     For the 1997 fiscal year, IKON's revenues totaled $5.1 billion, a 25% increase over the same period last year. Excluding transformation costs and a one-time, first quarter charge for the early extinguishment of debt, income from continuing operations for fiscal 1997 was $204.9 million, a 15% increase over last year. IKON's earnings per share, on the same basis, rose 12% to $1.38 from $1.23 in fiscal 1996.

     Including transformation costs, the one-time charge, and discontinued operations, IKON's net income for fiscal 1997 was $130.4 million and earnings per share for the same period were $0.83. Discontinued operations represent Unisource Worldwide Inc. (UWW), which began operating as a separate public company on January 1, 1997.

     With regard to IKON's ongoing transformation, IKON expects its transformation process to be substantially completed by the end of fiscal 1998. The transformation program includes a variety of activities designed to lower its administrative costs and improve margins. These activities include consolidating purchasing, inventory control, logistics, and other activities into 13 customer service centers in the United States, establishing a single financial processing center, building a common information technology system, adopting a common name, and creating sales and service marketplaces.

     This Report includes or incorporates by reference information which may constitute forward-looking statements about the Registrant or IKON made pursuant to the safe harbor provisions of the federal securities laws. Although the Registrant believes the expectations contained in such forward-looking statements are reasonable, no assurances can be given that such expectations will prove correct. Such forward-looking information is based on the Registrant's or IKON's current plans or expectations, and is subject to risks and uncertainties that could significantly affect the Registrant's and/or IKON's current plans, anticipated actions and future financial condition and results. These uncertainties and risks include, but are not limited to, those relating to IKON's successful management of an aggressive program to acquire and integrate new companies, including companies with technical services and products that are relatively new to IKON, and also including companies outside the United States, which present additional risks relating to international operations; risks and uncertainties (applicable to both the Registrant and IKON) relating to conducting operations in a competitive environment; delays, difficulties, technological changes, management transitions and employment issues (applicable to both the Registrant and IKON) associated with a large-scale transformation project; debt service requirements (applicable to both the Registrant and IKON), including sensitivity to fluctuation in interest rates; and general economic conditions. As a consequence, current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Registrant or IKON.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

                            (c)      Exhibits.
                                     --------

                            (99) Press Release dated October 15, 1997

                                   SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            IKON OFFICE SOLUTIONS, INC.



                            By: /s/ Harry Kozee
                               --------------------------
                             Harry Kozee
                             Vice President-Finance



Dated: October 15, 1997
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                                Index to Exhibit
                                ----------------



          (99)  Press Release Dated October 15, 1997